Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2006 with respect to the consolidated financial statements of Benjamin Franklin Bancorp, Inc. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, which report appears in Benjamin Franklin Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
June 28, 2006